UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2026

KIDZ AI INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-42588	99-2827182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 7th Avenue, Suite 905, New York, New York	10123
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 345-9588

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	KIDZ	The Nasdaq Stock Market LLC
Redeemable warrants	KIDZW	The Nasdaq Stock Market LLC

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, at the annual meeting of stockholders of KIDZ AI Inc. (the “Company”) held on June 10, 2026, the Company’s stockholders approved a reverse stock split of all outstanding shares of the Company’s Class A common stock and Class B common stock, par value $0.0001 per share, at a ratio ranging from 1-for-2 to 1-for-50, with the exact ratio to be determined by the Company’s Board of Directors in its sole discretion. On July 21, 2026, the Board of Directors approved a 1-for-15 reverse stock split of the Company’s outstanding Class A common stock and Class B common stock (the “Reverse Split”).

The Reverse Split will become effective at 12:01 a.m. Eastern Time on August 13, 2026 (the “Effective Time”) in accordance with Nevada Revised Statutes 78.2055. The Reverse Split will not change the number of shares of Class A common stock or Class B common stock the Company is authorized to issue or the par value of either class. A copy of the press release announcing the foregoing is attached to this Current Report on Form 8-K as exhibit 99.1.

Reasons for the Reverse Split

The Company is effecting the Reverse Split to increase the per-share trading price of its Class B common stock and support the Company’s efforts to comply with the continued listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”), including Nasdaq’s minimum bid price requirement. Although the Company expects that the Reverse Split will increase the market price per share of its Class B common stock, there can be no assurance that the Reverse Split will result in any particular trading price or enable the Company to maintain compliance with Nasdaq’s continued listing requirements.

Effect of the Reverse Split

Effective Time; Symbol; CUSIP Number

The Reverse Split will become effective at the Effective Time, and the Company’s Class B common stock will begin trading on a split-adjusted basis at the opening of trading on Nasdaq on August 13, 2026. The trading symbol for the Class B common stock, “KIDZ,” will remain unchanged. In connection with the Reverse Split, the CUSIP number for the Class B common stock will change from 182744300 to 182744409.

Split Adjustment; Treatment of Fractional Shares

At the Effective Time, every fifteen (15) shares of Class A common stock and every fifteen (15) shares of Class B common stock issued and outstanding immediately prior to the Effective Time will be combined automatically into one (1) share of the same class of common stock. No fractional shares will be issued in connection with the Reverse Split. Any fractional share resulting from the Reverse Split will be rounded up to the nearest whole share, with rounding for beneficial holders at The Depository Trust Company applied at the DTC participant level.

At the Effective Time, proportional adjustments will also be made, in accordance with the applicable terms, to the number of shares issuable and the exercise or conversion prices under the Company’s outstanding warrants, convertible securities and equity incentive plans.

The Reverse Split will not change the number of authorized shares of the Company’s Class A common stock or Class B common stock or the $0.0001 par value per share of either class.

Certificated and Non-Certificated Shares

Stockholders holding their shares electronically in book-entry form or through a brokerage account do not need to take any action. The effect of the Reverse Split will be reflected automatically in their accounts. Stockholders holding paper certificates may, but are not required to, send their certificates to the Company’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”), which can be contacted at:

Continental Stock Transfer & Trust Company Reorganization Department 1 State Street, 30th Floor New York, New York 10004-1561 (917) 262-2378

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release, dated August 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report, including Exhibit 99.1, contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include statements regarding the timing and effectiveness of the Reverse Split, the anticipated impact of the Reverse Split on the trading price of the Company’s Class B common stock and the Company’s ability to comply with Nasdaq’s continued listing requirements. Actual results may differ materially from those expressed or implied by these forward-looking statements as a result of risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement except as required by applicable law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIDZ AI INC.

Dated: August 11, 2026	By:	/s/ Hui Luo
Hui Luo Chief Executive Officer

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